UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 9, 2007
Date of Report (Date of Earliest Event Reported)
FTD Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32425 (Commission File Number)	87-0719190 (I.R.S. Employer Identification Number)
3113 Woodcreek Drive
Downers Grove, Illinois 60515-5420
(Address of principal executive offices, including zip code)
(630) 719-7800
(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Effective as of July 9, 2007, the Compensation Committee of the Board of Directors of FTD Group, Inc. (the “Company”) granted restricted stock awards to certain executive officers of the Company pursuant to the FTD Group, Inc. 2005 Amended and Restated Equity Incentive Award Plan, filed on February 4, 2005 as Exhibit 10.26 to the Company’s Amendment No. 4 to the Form S-1 Registration Statement, and the Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (the “Restricted Stock Award Notice and Agreement”), the form of which is attached hereto as Exhibit 10.1. The shares of restricted common stock vest over five years in equal annual installments commencing on June 30, 2008, and each anniversary thereafter, subject to the executive officer’s continued employment with the Company on the applicable anniversary date. In the event of a “change in control” of the Company, as defined in the Restricted Stock Award Notice and Agreement, any unvested shares will become fully vested provided the recipient remains continuously employed in the active service of the Company from the date of the grant through the date immediately prior to the date of the change in control. The foregoing description of the restricted stock awards is qualified in its entirety by reference to Exhibit 10.1.
The restricted stock awards to the named executive officers effective as of July 9, 2007 were as follows:

Total # of Restricted
Name and Position	Shares Granted

Michael J. Soenen — Director, President and Chief Executive Officer	95,000
Becky A. Sheehan — Chief Financial Officer	30,000
Lawrence W. Johnson — Executive Vice President of Florist Segment	15,000
George T. Kanganis — Executive Vice President of Sales	15,000
William J. VanCleave — Executive Vice President of FTD.COM	15,000
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

10.1	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FTD Group, Inc.
/s/ BECKY A. SHEEHAN
Becky A. Sheehan
Chief Financial Officer

Date: July 11, 2007

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement